UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2017
 _________________________

UCP, Inc.
(Exact Name of Registrant as Specified in Charter)
_________________________

Delaware	1-36001	90-0978085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California	95113
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 207-9499

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 28, 2017, the Board of Directors of UCP, Inc. (the “Company”) adopted an amended and restated Code of Business Conduct and Ethics (the “Amended Code”), as part of an annual review.  In addition to various non-substantive changes, the Amended Code clarifies the Company’s policy relating to the receipt of gifts and entertainment that could influence, or be perceived to influence, business decisions on behalf of the Company.  Prior to the amendment, employees of the Company were strictly prohibited from accepting any cash or cash equivalents, including gift cards, and were mandated to promptly return any such gift to the donor. Without limiting any other gift prohibitions, the Amended Code eliminates this strict prohibition and permits employees to receive gift certificates or gift cards, so long as not in excess of $100 from any single individual or entity doing business with the Company during any calendar year.  In addition, the Company included a record retention policy, which outlines the reasons for a retention policy, the types of documents covered and compliance.

The foregoing description of the Amended Code is qualified in its entirety by reference to the full text of the Amended Code, which is filed as Exhibit 14.1 to this Form 8-K and is incorporated herein by reference.

Item. 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                                      Exhibit

14.1	Amended and Restated Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017

UCP, Inc.

By:	/s/ W. Allen Bennett
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.                                                      Description

14.1	Amended and Restated Code of Business Conduct and Ethics